UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

December 19, 2011
Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On December 19, 2011, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”) entered into a Standby Business Cooperation Agreement (“Standby BCA”) with 7L Capital Partners Emerging Europe LP (“7L”) and the other shareholders (collectively and including 7L “Shareholders”) of Kerseyco Trading Limited (“Kerseyco”), a Cyprus limited liability company, to acquire at least a 51% equity interest in Kerseyco and (indirectly) its operating subsidiary, VeratNet, d.o.o. (“Verat”), a Serbia corporation  As used in the Standby BCA, “VelaTel” refers to the Company and its wholly owned subsidiary, Gulfstream Capital Partners, Ltd. (“Gulfstream”), a Seychelles corporation, to the extent the Company elects to acquire its equity interest in Kerseyco through Gulfstream, in which case all obligations, representations and warranties of the Company set forth in the Standby BCA shall apply jointly and severally to both the Company and Gulfstream.  The material terms of the Standby BCA are as follows (certain capitalized terms are as defined in the BCA):

1.   Verat’s operations include but are not limited to providing wireless broadband access (“WBA”) services to subscribers in Serbia using radio frequency spectrum licenses granted by appropriate Governmental Authorities in Serbia.  Verat’s assets that are used exclusively or primarily to deliver WBA services include eleven (11) fully installed base transceiver stations (“BTS”) and related network core equipment.

2.   The Company has been negotiating with 7L (who is acting on behalf of itself and the other current Shareholders of Kerseyco) for the Company to acquire a majority interest in Kerseyco.  Such negotiations have occurred in tandem with negotiations for the Company to also acquire a majority interest in Herlong Investments Limited (“Herlong”) a holding company with subsidiaries who have telecommunications assets and operations in Croatia and Montenegro.  7L is also a shareholder in Herlong.  On December 6, 2011, the Company, Herlong, and the shareholders of Herlong signed a business cooperation agreement (“Herlong BCA”) for the Company to acquire a 75% equity interest in Herlong (the Company disclosed the terms of the Herlong BCA by Current Report on Form 8-K filed December 9, 2011).  The Herlong BCA is projected to close in early January 2012.  The Parties to the Kerseyco transaction have reached agreement on all material terms of a Business Cooperation Agreement (“BCA”), in a form substantially similar to the Herlong BCA, but for logistical reasons, including the Company’s public disclosure obligations as a US public company, the Parties require additional time to assemble all schedules that will be included in the BCA.  The Parties expect to sign the BCA by January 15, 2012 and to Close the BCA by February 15, 2012.  The Parties are entering into the Standby BCA so that the Company can proceed with negotiations with its equipment vendor ZTE Corporation (“ZTE”), and with preliminary engineering in preparation for the improvements to Verat’s WBA infrastructure assets contemplated in the BCA.

3.   The Company shall acquire a 51% equity interest in Kerseyco (“Investor’s 51% Investment) in exchange for all CAPEX, OPEX, debt service, and other negative cash flow through the date the overall operations of Kerseyco and Verat become cash flow positive, including the full cost and/or financing to design, purchase, install and deploy 11 base transceiver stations (BTS) and other components of equipment and software capable of delivering WBA service to a minimum defined subscriber service level, along with expenses associated with administration, sales, marketing, customer support, office space required at such subscriber service levels.  The Company’s minimum cash commitment (“Investor’s 51% Cash Commitment”) is €2,400,000, payable as (a) the full value of the down payment for any of the equipment included in the 51% Investment that Investor has paid to ZTE prior to Closing of the BCA; (b) €350,000 at Closing of the BCA; and (c) installments of at least €250,000, each payable every 90 days following Closing of the BCA, until Investor’s 51% Cash Commitment is paid in full.

4.   At such time as is advantageous, either before or after the signing or Closing of the BCA, the Company may decide to increase its equity interest in Kerseyco to 65% (“Investor’s 65% Investment”) in exchange for an increased level of CAPEX, OPEX, debt service and other negative cash flow associated with expanding Verat’s WBA network to a total of 26 BTS and other components of equipment and software capable of delivering WBA service to a minimum defined subscriber service level, along with expenses associated with administration, sales, marketing, customer support, office space required at such subscriber service levels.  The Company’s minimum cash commitment (“Investor’s 65% Cash Commitment”) is €3,000,000, which amount is inclusive of Investor’s 51% Cash Commitment, payable as (a) the full value of the down payment for any of the equipment included in the 65% Investment and not previously paid to ZTE pursuant to Investor’s 51% Investment; (b) the same €350,000 at Closing of the BCA, if the Company decides to make Investor’s 65% Investment instead of Investor’s 51% Investment and (c) additional installments of at least €250,000, each payable the earlier of every 90 days following Closing of the BCA or following the last payment made pursuant to Investor’s 51% Investment, until Investor’s 65% Investment is paid in full.

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5.   At such time as is advantageous after the Closing of the BCA, either as a result of subscriber growth within Verat’s existing license territory, and/or if Verat is awarded licenses covering additional geographic regions in Serbia, the Company may increase its equity interest in Kerseyco to 75% (“Investor’s 75% Investment”) in exchange for an increased level of CAPEX, OPEX, debt service and other negative cash flow associated with expanding Verat’s WBA network to a total of 50 BTS and other components of equipment and software capable of delivering WBA service to a minimum defined subscriber service level, along with expenses associated with administration, sales, marketing, customer support, office space required at such subscriber service levels.  The Company’s minimum cash commitment (“Investor’s 75% Cash Commitment”) is €4,200,000, payable as (a) €400,000 upon the Company’s decision to increase to Investor’s 75% Investment, (b) the amount required as down payment on any of the equipment included in Investor’s 75% Investment and not previously paid to either ZTE or the Company  pursuant to Investor’s 51% and 65% Cash Commitments combined; and (c) additional installments of at least €250,000, each payable the earlier of every 90 days following Closing of the BCA or following the last payment made pursuant to Investor’s 51% and/or 65% Cash Commitment, until Investor’s 75% Cash Commitment is paid in full.

6.   The Company shall be issued shares of Kerseyco’s Common Stock commensurate with making Investor’s 51%, 65% and 75% Investment.  Whenever the Company’s equity interest in Kerseyco is increased, such increase may be achieved by any combination of transfer of shares of Common Stock from other Shareholders or issuance of new additional shares, in the discretion of Kerseyco’s Board of Directors.

7.   The Company’s Cash Commitments described in Paragraphs 3(c), 4(c), and 5(c) above are each subject to a limitation that at such time as an Independent Accountant confirms, based on audited financial statements, that the operations of Kerseyco and Verat have achieved cash flow positive (after due allowance for reserves for taxes, working capital and other contingent liabilities), any future payments called for under such Paragraphs (i.e. 3(c), 4(c) or 5(c))shall be deferred.

8.   The Company and 7L shall each be entitled to Redeemable Preference Shares, as that term is understood and at the same issuance price and redemption rate described in the Herlong BCA.  At Closing of the BCA, 7L shall be entitled to 7,000,000 Redeemable Preference Shares.  At Closing of the BCA, Investor shall be entitled to that number of Redeemable Preferred Shares representing the value of the amount Investor pays at Closing, plus such amount as Investor pays to ZTE prior to Closing of the BCA and which is credited against either Investor’s 51% or 65% Investment, as the case may be.  Investor and 7L shall each be entitled to additional Redeemable Preference Shares based on amounts either invests from time to time either after Closing of the BCA or prior to Closing of the BCA and not paid or incurred as of the Effective Date of the Standby BCA.

9.   The Standby BCA is a full binding and enforceable contract as of its Effective Date.  For the avoidance of doubt, all terms of the Herlong BCA not unique to or inconsistent with the Standby BCA are incorporated by reference in the Standby BCA, and the term “Shareholders” has the same meaning as the Herlong BCA with the substitution of the shareholders of Kerseyco for the shareholders of Herlong.

A fully executed copy of the Standby BCA is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K.

On December 19, 2011, the Company issued a press release announcing the signing of the Standby BCA.  A copy of the press release is attached hereto and incorporated by this reference as Exhibit 99.1 to this Form 8-K.

Item 9.01  Exhibits

10.1	Business Cooperation Agreement between VelaTel Global Communications, Inc. and Kerseyco Trading Limited and its Shareholders

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.,

Date: December 19, 2011	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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